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                                                                   EXHIBIT 10.20
                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into, effective for all purposes and in all respects as of the 24th day of November, 1999, by and between U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "Company"), and MICHAEL W. BROOMFIELD ("Employee").

                                R E C I T A L S

     The Company desires to obtain and have the benefit of the skills and services of Employee, and Employee desires to make his skills and services available to the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1.   Employment and Duties.
          ---------------------

          (a) The Company hereby employs Employee as Chief Executive Officer of the Company, effective as of January 3, 2000 or such later date to which the Company and the Employee mutually agree ("Employment Commencement Date"). As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a chief executive officer and will report directly to the Board of Directors of the Company (the "`Board") or such committee as may be designated by the Board. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business of the Company.

          (b) The Company shall use its reasonable efforts to cause Employee to be elected to the Board throughout the Employment Period (as defined below) and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. If requested by the Board, Employee shall serve as a member of the board of directors of any one or more subsidiaries (as defined below).

          (c) Employee shall faithfully adhere to, execute and fulfill all policies reasonably established by the Company.

          (d) Employee shall not, during the Employment Period, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity materially interferes with Employee's duties and responsibilities hereunder, provided that, with
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the approval of the Board (which approval shall not unreasonably be withheld), from time to time, Employee may serve, or continue to serve, on the board of directors of, and hold any other offices or positions, in for-profit companies or organizations, which in the Board's judgment, will not present any conflict of interest with the Company or its Subsidiaries, or materially interfere with Employee's duties and responsibilities pursuant to this Agreement. The Company consents to Employee's continuing to serve on those boards of directors for which Employee is currently serving as disclosed in writing to the Company on the date hereof. However, the foregoing limitations shall not be construed as prohibiting Employee from serving on the boards of civic, non-profit or charitable organizations or from making and managing personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made, materially interfere with his responsibilities and duties hereunder, nor violate the terms of paragraph 5 hereof.

     2.   Cash Compensation. For all services rendered by Employee hereunder,
          -----------------
the Company shall compensate Employee as follows (reduced by any applicable required tax withholdings):

          (a) Base Salary. Effective as of the date hereof, the base salary
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payable to Employee during the Employment Period shall be at the per annum rate
                                                                 --- -----
of Four Hundred Twenty Five Thousand Dollars ($425,000), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis beginning January 1, 2001, the Board will consider increases (but not decreases) to Employee's base salary.

          (b) Signing Bonus. In addition to any other amounts due Employee
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hereunder, on January 3, 2000 the Company shall pay Employee a bonus ("Signing
Bonus") equal to Two hundred Thousand Dollars ($200,000). In the event (i) Employee terminates his employment with the Company other than by reason of death, disability or "good reason" (as defined below), or (ii) the Company terminates Employee's employment with the Company with "cause" (as defined below), in either case prior to the expiration of the Term. Employee shall pay to the Company, within 30 days of the date of termination, that amount of the Signing Bonus as is proportionate to the period of time remaining in the Term, calculated on a monthly basis. Amounts payable under this paragraph 2(b) shall not be included in the computation of base salary for purposes of paragraph 2(c).

          (c) Incentive Bonus. For each calendar year that ends during the
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Employment Period, beginning with the 2000 calendar year, the Company shall pay
Employee an annual bonus of no less than 50% of Employee's base salary then in effect, if the Company's Operating Income (as defined below) for such year (after reduction for all annual bonuses paid or payable with respect to that year) equals or exceeds the budgeted figure for Operating Income established or approved by the Board in advance for such year reduced for all budgeted bonuses (or as Employee and the Board otherwise agree). Additionally, for each calendar year that ends during the Employment Period, beginning with the 2000 calendar year, the Company shall pay

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Employee an additional annual bonus equal to 50% of Employee's base salary then in effect based upon the achievement of reasonable annual or multi-year Company and/or individual performance goals to be set by the Board or its Compensation Committee in advance of each calendar year and communicated to the Employee at such time (which bonus may be paid on a graduated scale of 0% to 50% depending upon the range of achievement of the performance goals). For the 2000 calendar year, the performance goal and bonus in the preceding sentence will consist of an additional 10% of base salary for each $1 million of Operating Income (reduced as provided above for bonuses) in excess of the budgeted figure for Operating Income to a maximum of 50% of base salary. Notwithstanding anything contained in this Agreement to the contrary (including paragraph 7 hereof), if Employee's employment hereunder has terminated for any reason including death and disability (but excluding termination by the Company for "cause" (as defined below) or by Employee voluntarily without "good reason") prior to the end of a given calendar year, Employee shall receive (at the time bonuses are normally paid) the annual incentive bonus, if any, that would have been paid for such calendar year had Employee remained employed until the end of such year, multiplied by e fraction, the numerator of which is the number of complete months of such calendar year during which Employee was employed with the Company, and the denominator of which is twelve. The Company shall pay Employee the annual incentive payments described in this paragraph 2 within two weeks after receipt of final audited financial statements for the calendar year covered by the bonus or, if sooner, within 90 days of the end of the calendar year.

     3.   Stock Options. As provided below, the Company shall grant Employee two
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stock options to purchase a total of 350,000 shares of Company common stock pursuant to, or equivalent in all material respects to options that would be available for grant pursuant to, the USA Floral 1997 Long-Term Incentive Plan ("LTIP"), except as provided herein, including Section 7(g)(i) of the LTIP. The options will vest at the rate of 25% as of the Employment Commencement Date and an additional 6.25% on the last day of each succeeding calendar quarter beginning as of March 31, 2000. The options will have an exercise price equal to the closing sale price of Company common stock on their respective dates of grant. The option for 200,000 shares shall be a nonqualified stock option and shall have a date of grant as of the date hereof, and the option for 150,000 shares shall be an incentive stock option under Section 422 of the Internal Revenue Code (the "Code") if and to the extent the tax rules permit such treatment and shall have a date of grant as of the employment Commencement Date. Absent the Company's consent, if Employee does not begin work for the Company on or before January 10, 2000, any options described in this Agreement shall be void and have no effect on either party. Employee may be eligible to receive additional grants or awards under the Company's stock option plans and programs to the extent that grants or awards thereunder are made to Employee by the Compensation Committee of the Board in its discretion. In addition, Employee shall be granted stock options or other awards during the Employment Period pursuant to the LTIP as determined in the discretion of the Compensation Committee. Upon a termination of Employee's employment by the Company "without cause" pursuant to paragraph 7(b)(iv) or by the Employee for "good reason" pursuant to paragraph 7(b)(v). all outstanding unvested options held by Employee shall become fully vested on the date of termination and all options will remain

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exercisable for the term provided under paragraph 6(b)(iv) of the LTIP. Upon
Employee's termination of employment pursuant to paragraph 7(b)(v) without "good reasons," the Employee's termination as a result of the conditions described in paragraph 7(b)(vi), or, notwithstanding paragraph 6(b)(iv) of the LTIP, if Employee's employment is terminated by the Company for "cause" under circumstances described in clause (A) or (B) of paragraph 7(b)(iii), all unvested options shall immediately terminate and all vested options will remain exercisable for the term provided under paragraph 6(b)(iv) of the LTIP (without regard to the immediate termination for cause otherwise provided in that subparagraph). If Employee's termination is by reason of death or disability pursuant to paragraph 7(b)(i) or (ii), all unvested options shall become fully vested on the date of termination and notwithstanding paragraph 6(b)(iv) of the LTIP, all options will remain exercisable for the one year period following such termination. Upon termination of Employee's employment for "cause" under circumstances described in clause (C), (D) or (E) of paragraph 7(b)(iii), all outstanding options, whether or not vested, shall immediately terminate. All exercisable options may be exercised through a broker-assisted "cashless" exercise arrangement. Notwithstanding the foregoing, no option may be exercisable beyond expiration of the term of such option. Upon a Change in Control (as defined below), all outstanding unvested options held by Employee shall become fully vested unless Section 7(g)(i) of the LTIP applies.

     4.   Benefits Executive Perquisites and Expense Reimbursement. During the
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Employment Period, Employee shall be entitled to receive additional benefits from the Company in such form and to such extent as specified below.

          (a) The Company shall provide Employee with executive perquisites as may be available to or deemed appropriate for Employee by the Company and participation in all Company-wide employee benefits as available from time to time. Supplemental insurance coverages (i. e., life and disability) shall be provided at such levels as shall be agreed between the Board and Employee.

          (b) The Company shall reimburse Employee for all business travel and other out-of pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

          (c) The benefits, payments or reimbursements provided for in this paragraph 4 shall be subject to informational reporting and standard withholding deductions as required by law as determined by the Company in its reasonable discretion.

     5.   Non-Competition Agreement.
          -------------------------

     (a) Employee will not, during the period of his employment by or with the Company, and (except as provided under paragraph 5(h) below) for a period equal to one (l) year following the termination of his employment under this Agreement for any reason (or, if greater,

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for the period during which Employee continues to receive base salary pursuant to paragraph 7(b)), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company including without limitation the importing, brokerage, shipping or marketing of floral products, or any business engaging in the consolidation of the floral industry, within the United States of America or the European Community (the "Territory");

               (ii) call upon any Person who is, at that time, within the Territory, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (other than Employee's personal secretary);

               (iii) call upon any Person who is, at that time, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

               (iv) on Employee's own behalf or on behalf of any competitor, call upon any Person who during the one-year period prior to that time was either called upon - by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company.

No provision of this paragraph 5(a) shall be deemed to prohibit Employee from acquiring as an investment not more than three percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter market. Employee represents that he does not own more than one percent (1%) of the capital stock of a competing business as of the date hereof.

          (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by Employee, by injunctions and/or restraining orders.

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          (c)  It is agreed by the parties that the covenants contained in paragraphs 5(a) and 5(b) hereof impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company.

          (d) The covenants in this paragraph 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

          (e) All of the covenants in this paragraph 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period stated in paragraph 5(a) hereof, during which the agreements and covenants of Employee made in this paragraph 5 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 5.

          (f) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in paragraph 5(a) hereof, the period of time for which Employee shall be prohibited pursuant to paragraph 5(a) hereof shall be the maximum time permitted by law.

          (g) For purposes of this paragraph 5, references to "the Company", shall mean U.S.A. Floral Products, Inc., together with its Subsidiaries.

          (h) The parties agree that this paragraph 5 shall cease to apply if the Company, its successor or assigns (or its or their designate) fails to pay amounts due under paragraph 7(b)(iv) or (v) within 15 days after a written demand by Employee for such payment

     6.   Place of Performance. During the Term, Employee's principal place of
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employment shall he located in the greater Washington, D.C. metropolitan area.

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     7.   Term: Termination; Rights on Termination.
          ---------------------------------------

          (a) This Agreement shall have a term of three years, commencing as of January 3,2000 and ending on January 2, 2003. Such three year period is referred to herein as the "Term," and the period during the Term, prior to termination of the Employee's employment pursuant to paragraph 7(b), is referred to herein as the "Employment Period."

          (b) The Employee's employment hereunder may be terminated during the Term in any one of the following ways:

               (i)   Death. Upon death of Employee, with no severance
                     -----
     compensation due to Employee's estate. Company shall pay Employee's estate all accrued but unpaid base salary and accrued but unused vacation through the date of death.

               (ii)  Disability. If, as a result of incapacity due to physical
                     ----------
     or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then ten (10) days after written notice to Employee (which notice may be given only after the end of such four (4) month period), the Company may terminate Employee's employment hereunder, provided than Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect, and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event the Employee's employment is terminated as a result of Employee's disability, Employee shall receive from the Company the base salary, at the rate then in effect, and accrued but unused vacation and the additional benefits and requirements described in paragraph 4, for whatever time period is remaining under the Term, payable over the remaining period of the Term and otherwise in accordance with the provisions of this Agreement.

               (iii)   Cause. Employee's employment shall terminate thirty (30)
                       -----
     days after written notice to Employee specifying "cause" therefor. For purposes of this Agreement, the term "cause" shall mean and refer to: (A) Employee's willful breach of this Agreement (continuing for thirty (30) days after receipt of written notice specifying in reasonable detail the basis for the notice and of the need to cure), that has a material adverse effect on the Company; (B) Employee's gross negligence in the performance or intentional nonperformance (continuing for thirty (30) days after receipt of written notice specifying in reasonable detail the basis for the notice and of need to cure) of any of Employee's material duties and responsibilities hereunder that has a material adverse

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     effect on the Company; (C) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (D) Employee's conviction (with respect to which all appeals have been exhausted) of a crime involving moral turpitude or a felony; or (E) chronic alcohol use by Employee that impairs the performance of his duties under this Agreement or illegal drug abuse. In the event of a termination for "cause," as enumerated above, Employee shall have no right to any severance compensation; provided; however, that Company shall pay all accrued but unpaid base salary and accrued but unused vacation through the date of termination.

               (iv)  Without Cause. The Company may, without "cause," terminate
                     -------------
     the, Employee's employment, effective thirty (30) days after written notice is provided to Employee. Should Employee be terminated by the Company without "cause," Employee shall receive from the Company, within five (5) days after termination, a lump sum payment equal to accrued hut unused vacation and fifty percent (50%) of the base salary at the rate then in effect at the time of such termination for the period remaining in the Term or one (l) year, whichever is greater, with an additional fifty percent (50%) of the Employee's base salary at the rate then in effect at the time of termination to be paid in regular installments according to the payroll payment schedule then in effect at the time of such termination over the period remaining in the Term or one (1) year, whichever is greater, and coverage under Company-provided benefit and insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for the period remaining in the Term or one (l) year, whichever is greater; provided, however, should such termination occur within a two year period following a Change in Control (as defined below, unless any change in the definition is more advantageous to Employee), in lieu of the amount to be provided above, the Employee shall receive, within five (5) days of such termination, a lump sum payment equal to three (3) times Employee's annual base salary in effect at the time of such termination or at the time of the Change in Control, whichever is greater, plus coverage under Company-provided insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for three (3) years.

               (v)   Resignation. The Employee may resign at any time. If
                     -----------
     Employer resigns or otherwise terminates his employment without "good reason" pursuant to this paragraph 7(b)(v), Employee shall receive no severance compensation. If the Employee's resignation or other termination is for "good reason," the Company shall pay and/or provide Employee with the amounts of severance compensation and benefits as if his employment were terminated without "cause" pursuant to paragraph 7(b)(iv) and according to the schedule set forth in that paragraph, (or, if Employee terminates his employment for "good reason" within the two (2) year period following a change in Control, a lump sum payment within five (5) days of the termination equal to three (3) times Employee's annual base salary in effect at the time of such termination or at the time of the Change in Control, whichever is greater, plus coverage under Company-

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     provided benefit and insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for three (3) years). For purposes of this Agreement, "good reason" shall mean and refer to the Company's material breach of any provision of this Agreement (continuing for thirty (30) days after receipt of written notice specifying in reasonable detail the basis for such notice and of need to cure) including, but not by way of limitation, a substantial diminution in, or assignment to Employee of any duties, responsibilities or reporting relationship that are substantially inconsistent with the nature or status of Employee's duties, responsibilities or functions from those in effect at the commencement of the Term.

               (vi)   Residency. The Employee represents that he is able to work
                      ---------
     legally in the United States under his immigration status as of the date of this Agreement and as of the Employment Commencement Date. If he ceases for any reason related to his immigration status to be able to work legally in the United States and he is absent from his full-time duties hereunder at the Company's principal headquarters for two (2) consecutive months because of or in connection with such cessation, then ten (10) days after written notice to Employee (which notice may be given only after the end of such two (2) month period), the Company may terminate Employee's employment hereunder, provided that Employee is unable to resume his full-time duties legally in the United States at the conclusion of such notice period. If the Employee's employment is terminated as a result of his inability for any reason related to his immigration status to work legally in the United States, Employee shall be treated as though he had resigned voluntarily and without "good reason."

          (c) Upon expiration of the Term, Employee agrees that he is not eligible to receive any severance.

          (d) Upon termination of the Employee's employment for any reason provided above, the Company shall pay Employee no later than the end of the next regularly scheduled payroll period beginning after such termination all compensation earned (including but not limited to accrued but unused vacation) and all benefits due and reimbursements for expenses incurred through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraphs 3, 7 and 11 herein and Employee's obligations under paragraphs 5, 7, 8, 9 and 10 herein shall survive such termination in accordance with such terms.

          (e) The Company agrees that, if the Employee's employment by the Company is terminated during the Term, the Employee is not required to seek other employment, or to attempt in any way to reduce any amounts payable to the Employee by the Company pursuant to paragraph 7(b). Further, the amount of any payment or benefit provided for in such paragraph 7(b) shall not be reduced by any compensation or benefits earned by the Employee as the result

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of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, for any breach or alleged breach of any covenant contained in this or any other agreement, or otherwise.

          (f) The Employee acknowledges that continuing benefit coverage as set forth in this Agreement may not be legally or contractually possible if he ceases to provide services to the Company or may violate the Code relating to nondiscrimination in benefits and agrees, if such legal or contractual prohibition exists or coverage would be inconsistent with the Code, to accept in lieu of all such coverage (i) payment by the Company when due of the premiums for the benefit continuation periods indicated above on individual insurance policies either the Employee or the Company obtains that provide substantially equivalent benefits or (ii) if the Employee is unable to obtain such coverage (because he is uninsurable at commercially reasonable rates or, as with disability, because coverage may be unavailable if he is not working), one or more payments totaling 150% of the average monthly premium cost the Company paid on his behalf in 2000 (or in the immediately preceding calendar year with respect to employment termination after December 31, 2001) for any of those coverages under which he cannot participate after employment ends times the number of months of benefits continuation, with the payments under clause (ii) due within 30 days after the Employee notifies the Company that he is unable to obtain such coverage. Nothing in this paragraph 7(f) waives or extends any rights the Employee may have to continuation health coverage under Section 4980B of the Code.

     8.   Return of Company Property. All records, designs, patents, business
          --------------------------
plans, financial statements not filed with the Securities and Exchange Commission, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company (including the respective Subsidiaries thereof) or their representatives, vendors or customers which pertain to the business of the Company (including the respective Subsidiaries thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee or otherwise in Employee's possession or control shall be delivered promptly to the Company, without request by the Company, upon termination of Employee's employment hereunder.

     9.   Inventions. Employee shall disclose promptly to the Company any and
          ----------
all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the Employment Period and which are directly related to the business or activities of the Company and which are conceived as a result of his employment by the Company. Employee hereby assigns and agrees to assign all of his interests therein to the Company or its nominee. Whenever requested to do so by the Company, employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign company or so otherwise protect the Company's interest therein.

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     10.  Trade Secrets. Employee is employed hereunder by the Company in a
          -------------
confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company and its Subsidiaries, customers, relationships or agreements with their respective vendors or customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and its Subsidiaries, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and its Subsidiaries; any and all of such information are trade secrets and constitute the valuable goodwill of the Company and its Subsidiaries. Employee agrees that he will not, during the Term, disclose any of such information and/or trade secrets, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as may be required by law.

     11.  Indemnification. In the event Employee is made a party to any
          ---------------
threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason or the fact that he is or was performing services under this Agreement or otherwise resulting from this Agreement or Employee's position as an employee, officer, shareholder and/or director of the Company and/or any of its Subsidiaries, then the Company shall indemnify Employee against all expenses (including reasonable attorneys' fee), judgments, fines and amounts paid in settlement, as actually and reasonably incurred, by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have an actual or potential conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Employee shall not be liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal or fraudulent acts which materially damage the business of the Company.

     12.  No Prior Agreements. Employee confirms that he has fully disclosed to
          -------------------
the Company, to the best of his knowledge, all circumstances under which he, his spouse, and other persons who reside in his household have or may have a conflict of interest with the Company. Employee further agrees to fully disclose to the Company any such circumstances that might arise during his employment upon his becoming aware of such circumstances. Employee agrees to fully comply with, the Company's policy and practices relating to conflicts of interest, Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder or thereunder will, not violate or be a breach of any written agreement with any employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses o investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any written noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the day before the Employment Commencement Date.

     13.  Assignment: Binding Effect. Employee understands that he has been
          --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     14.  Complete Agreement. This Agreement is not a promise of future
          ------------------
employment. Employee is and shall be an employee at-will and the Company or the Employee may terminate this Agreement at any time, with or without "cause," subject to the parties' obligations described herein. Employee has no oral representations, understandings or agreements with the Company or any of its officers or representatives covering the same subject matter as this Agreement. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the patty waiving the benefit of such term.

     15.  No Improper Payments. Employee will neither pay nor permit payment of
          --------------------
any remuneration to or on behalf of any governmental official other than payments required or permitted by applicable law. Employee will comply fully with the Foreign Corrupt Practices Act of 1 977, as amended. Employee will not, directly or indirectly, make or permit any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property or services to obtain favorable treatment for business secured, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, or in violation of any legal requirement, or establish or maintain any fund or asset related to the Company that is not recorded in the Company's books and records, or take any action that would violate (or would be part of a series of actions that would violate) any U.S. law relating to international trade or commerce, including those laws relating to trading with the enemy, export control, and boycotts of Israel or Israeli products.

     16.  Notice. Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

          To the Company:   U.S.A. Floral Products, Inc.
                            1025 Thomas Jefferson Street, N.W.
                            Suite 600 West
                            Washington, D.C. 20007

          With a copy to:   Wilmer, Cutler & Pickering
                            2445 M Street, N.W.
                            Washington, DC 20037
                            Attn:  George P. Stamas

          To Employee:      Michael W. Broomfield
                            1611 31st Street, N.W
                            Washington, DC 20007

          With a copy to:   Kelley Drye & Warren LLP
                            1200 19th Street, N.W.
                            Suite 500
                            Washington, D.C. 20036
                            Attn:  Joseph B. Hoffman

Notice shall he deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first-class mail, certified, return-receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 16.

          17.  Severability Headings. If any portion of this Agreement is held
               ---------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or any part hereof.

          18.  Arbitration. Except to the extent necessary for the Company to
               -----------
avail itself of its remedies pursuant to paragraph S, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), in the event the arbitrators determine that Employee was terminated without disability or "cause," as defined in paragraphs 7(b)(ii) and 7(b)(ii), respectively, or Employee resigned for "good reason" as defined in paragraph 7(b)(v), or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company's corporate headquarters is located.

          19.  Defined Terms. The following terms are defined as follows:
               -------------

          "Change of Control" shall have the meaning set forth in the Company's
           -----------------
1997 Long Term Incentive Plan as in effect on the date hereof, except that such term shall not include the financial alternatives under consideration by the Board of Directors (as described in writing to the Employee) as of the date hereof to the extent they are consummated within six months from the date hereof.

          "Operating Income" shall mean the Company's earnings for financial
           ----------------
statement purposes before interest and taxes.

          "Person" shall mean an individual, partnership, limited liability
           ------
company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Subsidiaries" shall mean each partnership, limited liability company,
           ------------
corporation, joint stock company, trust, unincorporated association, joint venture or other entity in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 20% of the outstanding voting stock or other equity interests,

          20. Governing Law. This Agreement shall in all respects be governed by
              -------------
and construed in accordance with the laws of the State of Delaware.

          21. Counterparts. This Agreement may be executed in any number of
              ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.


                            [signature page follows]

          In WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

ATTEST                                 COMPANY

                                       U.S.A. FLORAL PRODUCTS, INC.
                                       a Delaware Corporation

                                       By: /s/ Robert J. Poirier    (SEAL)
-------------------------                 --------------------------

WITNESS:                               EMPLOYEE

                                        /s/ M. W. Broomfield        (SEAL)
-------------------------              -----------------------------
                                       Michael W. Broomfield